Exhibit 24.1

Power Of Attorney

KNOW ALL PERSONS BY THESE PRESENTS: That each of the undersigned directors and/or officers of Arch Coal, Inc., a Delaware corporation (“Arch Coal”), hereby constitutes and appoints Steven F. Leer, John T. Drexler and Robert G. Jones, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the other, to sign Arch Coal’s Annual Report on Form 10-K for the year ended December 31, 2010, to be filed with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934, as amended; to file such report and the exhibits thereto and any and all other documents in connection therewith, including without limitation, amendments thereto, with the Securities and Exchange Commission; and to do and perform any and all other acts and things requisite and necessary to be done in connection with the foregoing as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

DATED: March 1, 2011

James R. Boyd	Director

John W. Eaves	President, Chief Operating Officer and Director

David Freudenthal	Director

Patricia F. Godley	Director

Douglas H. Hunt	Director

Brian J. Jennings	Director

J. Thomas Jones	Director

Steven F. Leer	Chairman and Chief Executive Officer

Thomas A. Lockhart	Director

A. Michael Perry	Director

Robert G. Potter	Director

Theodore D. Sands	Director

Wesley M. Taylor	Director

Peter I. Wold	Director